Exhibit 1.1

Adaptimmune Therapeutics plc

(a public limited company organized under the laws of England and Wales)

21,000,000 American Depositary Shares

Representing an Aggregate of

126,000,000 Ordinary Shares

UNDERWRITING AGREEMENT

Dated: January 22, 2020

Adaptimmune Therapeutics plc

(a public limited company organized under the laws of England and Wales)

21,000,000 American Depositary Shares

Representing an Aggregate of

126,000,000 Ordinary Shares

UNDERWRITING AGREEMENT

January 22, 2020

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

as Representative of the several Underwriters

Ladies and Gentlemen:

Adaptimmune Therapeutics plc, a public limited company organized under the laws of England and Wales (the “Company”), confirms its agreement with Cowen and Company, LLC (“Cowen”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Cowen is acting as representative (in such capacity, the “Representative”), with respect to (i) the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of American Depositary Shares of the Company (“ADSs”), each ADS representing 6 new ordinary shares, par value £0.001 per share, of the Company (“Ordinary Shares”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 3,150,000 additional ADSs. The aforesaid 21,000,000 ADSs (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 3,150,000 ADSs subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.” The new Ordinary Shares represented by the Securities are herein called the “Shares.”

The ADSs will be evidenced by American depositary receipts (the “ADRs”) to be issued pursuant to a deposit agreement dated May 11, 2015 by and among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders from time to time of the ADRs evidencing ADSs issued thereunder (the “Deposit Agreement”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-233557), covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement has been declared effective by the Commission. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 7:30 A.M., New York City time, on January 22, 2020 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

SECTION 1.          Representations and Warranties.

(a)                Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)               Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii)              Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, none of (A) the General Disclosure Package and (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the concession figure appearing in the third paragraph under the heading “Underwriting—Discounts and Commissions” and the statements concerning the Underwriters contained under the headings “Underwriting—Stabilization” and “Underwriting—Passive Market Making” (collectively, the “Underwriter Information”).

(iii)             Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv)             Form F-6. Registration statements on Form F-6 (File Nos. 333-203642, 333-212714 and 333-233560) with respect to the ADSs have (A) been prepared by the Company in conformity with the requirements of the 1933 Act and the rules and regulations thereunder, (B) been filed with the Commission under the 1933 Act, and (C) become effective under the 1933 Act. As used in this Agreement, “ADS Registration Statements” means such registration statements, as amended at the time each became effective under the 1933 Act, including all exhibits thereto. The Commission has not issued any order suspending the effectiveness of the ADS Registration Statements, and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The ADS Registration Statements, at the time each became effective under the 1933 Act, (i) conformed in all respects to the requirements of the 1933 Act and the rules and regulations thereunder and (ii) and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v)              Company Not Ineligible Issuer. The Company currently is not an “ineligible issuer,” as defined in Rule 405 of the rules and regulations of the Commission. The Company agrees to notify the Representative promptly upon the Company becoming an “ineligible issuer.”

(vi)             Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (“PCAOB”).

(vii)            Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of income, comprehensive loss, changes in shareholders’ equity and cash flow of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be expressly stated in the notes thereto.  The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)           No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(ix)              Good Standing of the Company. The Company has been duly organized and is validly existing in good standing under the laws of England and Wales (to the extent such concepts are applicable in England and Wales) and has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Deposit Agreement; and the Company is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required (to the extent such concepts are applicable in such jurisdictions), whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(x)               Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such concepts are applicable in such jurisdictions), has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required (to the extent such concepts are applicable in such jurisdictions), whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding shares in the Company’s capital or similar ownership interests of each of the Company’s subsidiaries has been duly authorized and validly issued and is fully paid and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the issued shares in the capital of any subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are Adaptimmune Limited (incorporated in England and Wales) and Adaptimmune LLC (incorporated in Delaware).

(xi)              Capitalization. The issued shares in the capital of the Company have been duly authorized and validly issued and are fully paid.  None of the issued shares in the capital of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Shares may be issued to the Depositary against issuance of ADRs evidencing ADSs; the ADSs, when issued and delivered against payment therefor, will be freely transferable by the several Underwriters and (to the extent described in the Registration Statement, the General Disclosure Package and the Prospectus) the initial purchasers thereof; and there are no legal restrictions on subsequent transfers of the ADSs under the laws of England or the United States except as described in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares”.

(xii)             Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.

(xiii)            Authorization of the Deposit Agreement. The Deposit Agreement was duly authorized and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs and ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv)           Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such descriptions conform in all material respects to the rights set forth in the instruments defining the same.

(xv)            Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement or in connection with any other offering, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi)           Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or equivalent organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or equivalent organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii)          Listing of the ADSs. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act. The ADSs are registered pursuant to Section 12(b) or Section 12(g) of the 1934 Act and are listed on the Nasdaq Global Select Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs under the 1934 Act or delisting the ADSs from such exchange, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration or listing.

(xviii)         Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xix)            Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, if the subject of an unfavorable decision, ruling or finding, would not reasonably be expected to result in a Material Adverse Effect.

(xx)            Accuracy of Descriptions and Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or the documents incorporated therein by reference or to be filed as exhibits thereto which have not been so described and filed as required.

(xxi)           Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the deposit of the Ordinary Shares being deposited with the Depositary against issuance of ADRs evidencing the ADSs to be delivered, performance by the Company of its obligations hereunder and under the Deposit Agreement, in connection with the offering, issuance or sale of the Shares or the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement, except (A) such as have been already obtained or (B) as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Select Market, state securities laws, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the United Kingdom Companies Act 2006.

(xxii)           Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii)          Title to Property. The Company and its subsidiaries have good and marketable title to all freehold property owned by them and good title to lease or otherwise use all other real properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv)         Possession of Intellectual Property. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries own, jointly own, have a valid license to use or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business as currently conducted and as proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with the rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or unenforceable to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or unenforceability, individually or in the aggregate, would result in a Material Adverse Effect.

(xxv)           Clinical Trials. The studies, tests and preclinical or clinical trials conducted by or on behalf of the Company that are described in the General Disclosure Package and the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of the Company Studies and Trials contained in the General Disclosure Package and Prospectus are accurate in all material respects; and except as provided in the General Disclosure Package and the Prospectus or disclosed to the Representative, the Company has not received any notices or correspondence with the U.S. Food and Drug Administration or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any open Company Studies or Trials, which termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect.

(xxvi)         Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvii)         ERISA. None of the following events has occurred or exists: (A) a material failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan; (B) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that would reasonably be expected to result in a Material Adverse Effect; or (C) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur in the Company’s reasonable belief: (w) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (x) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (y) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to result in a Material Adverse Effect; or (z) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that would reasonably be expected to result in a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(xxviii)        Cybersecurity. (A) (x) to the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (B) the Company and each of its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except, in the case of this clause (B), as would not, singly or in the aggregate, result in a Material Adverse Effect; and (C) the Company and each of its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(xxix)           Privacy Laws.  The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable data privacy and security laws and regulations, including, without limitation, the Health Insurance Portability and Accountability Act (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. Section 17921 et seq.); and the Company and its subsidiaries have taken all necessary actions to comply with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”). The Company provides accurate notice of its Policies to its customers, employees, third-party vendors and representatives. The Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter, and such Policies do not contain any material omissions of the Company’s then-current privacy practices. “Personal Data” means (A) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number, (B) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended, (C) Protected Health Information as defined by HIPAA, (D) “personal data” as defined by GDPR and (E) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of any Privacy Laws or Policies. Neither the Company nor any of its subsidiaries (x) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (y) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law; or (z) is a party to any order, decree, or agreement that imposed any obligation or liability under any Privacy Law.

(xxx)           Accounting Controls. The Company and each of its subsidiaries will maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act Regulations) and currently maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxi)          Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxii)         Payment of Taxes. The Company and its subsidiaries have filed all United States federal income tax returns and other material tax returns required by law to be filed by them through the date hereof or have timely requested extensions thereof, except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and all taxes that are due and payable have been paid, except insofar as the failure to pay such taxes, if any, would not reasonably be expected to result in a Material Adverse Effect or such taxes, if any, are being contested in good faith and as to which adequate reserves have been provided.

(xxxiii)        Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the directors of the Company consider prudent and bearing in mind the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiv)        Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxv)         Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxvi)        Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons, when acting on behalf of the Company or its subsidiaries, of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvii)       Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all relevant jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxviii)       OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxix)         Lending Relationship. Except as disclosed in the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xl)              Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xli)             No Ratings. Neither the Company nor its subsidiaries have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the 1934 Act).

(xlii)            Dividends and Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no restrictions under applicable law nor any governmental approvals currently required (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends or other distributions declared by the Company to holders of ordinary shares in its capital, or for the conversion by such holders of any dividends to U.S. dollars or the repatriation thereof out of the jurisdiction of organization of the Company. No subsidiary of the Company is currently contractually prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on shares of such subsidiary’s capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company. No such dividends and other distributions, including such dividends to persons not resident in the United Kingdom, are currently subject to withholding taxes under applicable laws and regulations in the United Kingdom.

(xliii)           No Immunity. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of England and Wales. Upon execution and delivery, this Agreement will be in proper legal form under the laws of England and Wales for the enforcement hereof against the Company, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement, it is not necessary that this Agreement or any other document related hereto be filed, registered or recorded with or executed or notarized before any governmental or regulatory authority or agency of the United Kingdom.

(xliv)          Stamp and Other Transfer Taxes. Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, under the laws of the United Kingdom, no stamp duty or other issuance or transfer tax or duty is or will be payable by or on behalf of the Underwriters in connection with (A) the deposit by the Company of the Ordinary Shares in accordance with the terms of the Deposit Agreement against the issuance of ADSs or ADRs evidencing the ADSs; (B) the issuance by the Depositary of the ADSs or ADRs evidencing the ADSs in accordance with the terms of the Deposit Agreement; (C) the sale, issuance or delivery of the ADSs or ADRs evidencing the ADSs to the Underwriters; (D) the initial sale by the Underwriters of the ADSs or ADRs evidencing the ADSs to purchasers thereof; or (E) the execution and delivery of this Agreement or the Deposit Agreement.

(xlv)           Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the jurisdiction of organization of the Company, and courts in this jurisdiction will honor this choice of law. The Company has the power to submit, and pursuant to this Agreement, has validly and irrevocably submitted, to the personal jurisdiction of the Specified Courts (as defined in Section 17 hereof) in any suit, action or proceeding against it arising out of or related to this Agreement, or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of the Securities, and has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and the Company has the power to designate, appoint and empower, and pursuant to this Agreement, has validly appointed the authorized agent named in Section 17 hereof, and service of process effected in the manner set forth in Section 17 hereof will be effective to confer valid personal jurisdiction over the Company.

(xlvi)          Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

(xlvii)          Disclosure Controls. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, proceeded, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xlviii)        Brokers. Except for the Representative, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(b)                Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.          Sale and Delivery to Underwriters; Closing.

(a)                Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per ADS set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional ADSs.

(b)                Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,150,000 ADSs, at the price per ADS set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional ADSs.

(c)                Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Covington & Burling LLP, 620 8th Avenue, New York, NY 10018, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”). Delivery of the Initial Securities at the Closing Time shall be made through the facilities of DTC unless the Representative otherwise instructs.

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company. Delivery of the Option Securities at each Date of Delivery shall be made through the facilities of DTC unless the Representative otherwise instructs.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The Company undertakes to apply such funds forthwith upon receipt in paying up in full the nominal value of, and any premium payable on, the relevant number of Shares underlying the Securities.

In the event that the Closing Time shall not occur, including because the conditions of the Underwriters’ obligations pursuant to Section 5 are not met or this Agreement is terminated pursuant to Section 5(p), Section 9 or otherwise, then the Company shall promptly transmit by wire transfer to the Representative any amounts previously paid by the Representative to the Company representing the purchase price for the Securities prior to the Closing Time.

SECTION 3.          Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)                Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus or any Rule 462(b) Registration Statement shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company has paid or shall pay the required Commission filing fees relating to the Securities in accordance with Rule 456(a) and 457(o) under the 1933 Act Regulations.

(b)                Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)                Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                 Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)                Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)                Listing. The Company will use its best efforts to effect and maintain the listing of the ADSs on the Nasdaq Global Select Market.

(i)                 Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the ADSs or Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any ADSs or Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any ADSs or Ordinary Shares issued or options to purchase ADSs or Ordinary Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any ADSs or Ordinary Shares issued pursuant to any non-employee director share plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (E) the filing of one or more registration statements on Form S-8.

(j)                 Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(k)                Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and recordkeeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)                 Deposit of Shares. The Company agrees, at or prior to the Closing Time, to facilitate the issue of the Shares underlying the Securities to the custodian for the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADSs will be issued by the Depositary against receipt of such Shares and delivered to the Underwriters at the Closing Time.

(m)              Filings with Companies House. The Company will make the appropriate filings with the Companies House in England in relation to allotment of the Shares underlying the Securities.

SECTION 4.          Payment of Expenses.

(a)                Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any share or other transfer taxes and any stamp or other similar duties payable upon the deposit of the Shares with the Depositary against issuance of ADRs evidencing the ADSs or the sale, issuance or delivery of the Securities to the Underwriters in accordance with the terms of this Agreement, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities and the Shares under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar or depositary for the Securities and the Shares underlying the Securities in accordance with the relevant terms of such engagement, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (provided that the travel and lodging expenses of the representatives of the Underwriters shall be paid by the Underwriters) and 50% of the cost of aircraft and other transportation chartered in connection with the road show, (viii) the reasonable fees and disbursements of counsel to the Underwriters in connection with determining the offering’s compliance with the rules and regulations of FINRA, including filing fees incident to any review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Select Market, (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii); provided that the amount payable by the Company pursuant to the foregoing clauses (v) and (viii) shall not exceed $25,000 in the aggregate. Notwithstanding the foregoing, it is understood that, except as provided in this Section 4(a) and Section 4(b) hereof, the Underwriters shall pay all of their own costs and expenses, including fees and disbursements of their counsel.

(b)                Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their reasonably and properly incurred out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.          Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                Effectiveness of Registration Statement; Rule 430B Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing any information deemed to be a part thereof pursuant to Rule 430B shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8), or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B. The Company shall have paid the required Commission filing fees relating to the Securities in accordance with Rules 456(a) and 457(o) under the 1933 Act Regulations.

(b)                Opinions of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of (i) Mayer Brown LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto; (ii) Mayer Brown International LLP, counsel for the Company as to certain matters of English law, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto; (iii) Mayer Brown LLP, special intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-3 hereto and (iv) Mayer Brown LLP, special regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-4 hereto.

(c)                Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Covington & Burling LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Representative.

(d)                Opinion of Counsel for Depositary. At the Closing Time, the Representative shall have received the opinion, dated the Closing Time, of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters.

(e)                Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer of the Company and of the chief financial or principal accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f)                 Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)                Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h)                Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.

(i)                 No Objection. If the offering is required to be filed for review with FINRA, FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(j)                 Allotment of Shares. The Ordinary Shares underlying the Securities to be issued at the Closing Time or Date of Delivery (as applicable) have been allotted conditional only on receipt by the Company of payment of the purchase price for the relevant Securities.

(k)                 Deposit of Shares. The Ordinary Shares underlying the Securities to be sold by the Company will, at the Closing Time, be deposited with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs representing such Ordinary Shares will be issued by the Depositary against receipt of such Ordinary Shares. The Depositary shall have furnished or caused to be furnished to the Representative at the Closing Time certificates satisfactory to the Representative evidencing the deposit with it of the Ordinary Shares underlying the Securities being so deposited against issuance of the ADSs to be delivered by the Company at the Closing Time, and the issuance and delivery of such ADSs pursuant to and in accordance with the Deposit Agreement.

(l)                 Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit B hereto signed by each director of the Company and each of the officers of the Company as set forth on Schedule C hereto.

(m)                Effective Deposit Agreement. The Deposit Agreement shall be in full force and effect.

(n)                Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)       Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the chief financial or principal accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)       Opinions of Counsel for Company. If requested by the Representative, the favorable opinions of Mayer Brown LLP, U.S. counsel for the Company, together with the favorable opinions of Mayer Brown International LLP, counsel for the company as to certain matters of English law, Mayer Brown LLP, special intellectual property counsel for the Company, and Mayer Brown LLP, special regulatory counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)       Opinion of Counsel for Underwriters. If requested by the Representative, the favorable opinion of Covington & Burling LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v)       Opinion of Counsel for Depositary. If requested by the Representative, the opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi)       Bring-down Comfort Letter. If requested by the Representative, a letter from KPMG LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(o)                Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(p)                Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.          Indemnification.

(a)                Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its directors, officers, selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission from any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or from any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)                 Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each officer and director of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)                 Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                 Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.          Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer and director of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.          Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.          Termination of Agreement.

(a)                Termination. The Representative may terminate this Agreement, by written notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, (iv) if trading generally on the NYSE American or the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal, New York or United Kingdom authorities.

(b)                Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10.         Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)                if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)                if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.         Recognition of the U.S. Special Resolution Regimes.

(a)                In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)                As used in this Section 11, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 12.        Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, attention: General Counsel (facsimile: (646) 562-1130), with a copy to Covington & Burling LLP, 620 8th Avenue, New York, New York 10018, attention: Eric W. Blanchard (facsimile: (646) 441-9111); notices to the Company shall be directed to it at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire, OX14 4RX, United Kingdom, attention: Adrian Rawcliffe, Chief Executive Officer (facsimile: 44 1235 430001) with a copy to Mayer Brown LLP, 1221 Avenue of the Americas, New York, New York 10020-1001, attention: David S. Bakst (facsimile: (212) 849-5551) and a copy to Mayer Brown International LLP, 201 Bishopsgate, London EC2M 3AF, United Kingdom (facsimile: 44 20 3130 3001), attention: Richard Smith.

SECTION 13.       No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.       Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.       Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.       GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.        Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (a) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (b) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints Adaptimmune LLC as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18.        Judgment Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

SECTION 19.       TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21.         Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

Adaptimmune Therapeutics plc

By	/s/ Adrian Rawcliffe
Title: Chief Executive Officer

CONFIRMED AND ACCEPTED,

           as of the date first above written:

Cowen and Company, LLC

By	/s/ Bill Follis
Authorized Signatory

For themselves and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The public offering price per ADS for the Securities shall be $4.00.

The purchase price per ADS for the Securities to be paid by the several Underwriters shall be $3.76, being an amount equal to the public offering price set forth above less $0.24 per ADS, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Cowen and Company, LLC	18,900,000
Roth Capital Partners	2,100,000
Total	21,000,000

Sch A-1

SCHEDULE B-1

Pricing Terms

1.       The Company is selling 21,000,000 American Depositary Shares (“ADSs”) representing 126,000,000 Ordinary Shares.

2.       The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,150,000 ADSs representing 18,900,000 Ordinary Shares.

3.       The public offering price per ADS for the Securities shall be $4.00.

SCHEDULE B-2

Free Writing Prospectuses

None

Sch B-1

SCHEDULE C

List of Locked Up Parties

Directors:

Adrian Rawcliffe

David M. Mott

Lawrence M. Alleva

Ali Behbahani

Barbara Duncan

John Furey

Giles Kerr

James Noble

Elliott Sigal

Tal Zaks

Officers:

Michael Garone

William C. Bertrand Jr.

Helen Tayton-Martin

John Lunger

Elliot Norry

Sch C-1

Exhibit A-1

FORM OF OPINION OF COMPANY’S U.S. COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i)                 assuming that each of the Underwriting Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company under the laws of England and Wales, each such agreement has been duly executed and delivered by the Company insofar as New York law applies to such execution and delivery;

(ii)               assuming the Deposit Agreement has been duly authorized by the Company in accordance with the laws of England and Wales and assuming due authorization, execution and delivery by the Depositary, the Deposit Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (subject as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; except to the extent that rights to indemnity may be limited by United States federal or state securities laws or public policy);

(iii)             assuming the Ordinary Shares have been duly and validly authorized and issued, are fully paid and non-assessable, are not subject to any preemptive or similar rights and that the Ordinary Shares have been duly deposited in accordance with the laws of England and Wales, upon the issuance by the Depositary of the ADSs against the deposit of the Ordinary Shares and, if applicable, the ADRs evidencing such ADSs in accordance with the Deposit Agreement and due execution by one of the Depositary’s authorized officers, such ADSs will be duly and validly issued and will entitle the persons in whose names such ADSs are registered to the rights specified therein, in the Deposit Agreement and, if applicable, in the ADRs evidencing such ADSs;

(iv)              the Company and each subsidiary is duly qualified as a foreign corporation to transact business and each U.S. subsidiary is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

(v)                the Registration Statement, the F-6 Registration Statements, the General Disclosure Package and the Prospectus, and each amendment or supplement to the Registration Statement, the F-6 Registration Statements, the General Disclosure Package and the Prospectus, as of their respective effective or issue dates (except for the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations;

(vi)              to our knowledge, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any Governmental Entity, which, if determined adversely to the Company or such subsidiary, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the Deposit Agreement, or the performance by the Company of its obligations thereunder;

A-1-1

(vii)            to our knowledge, after inquiry of officers of the Company and based solely on such inquiry, we do not know of any contract or other document that is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required;

(viii)          the information in the Registration Statement, the General Disclosure Package and the Prospectus under “Description of Share Capital” and “Description of American Depositary Shares” and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, fairly summarize the matters described therein in all material respects, except that we do not express any opinion in this paragraph with respect to any statements regarding the number of outstanding shares of any class of share capital of the Company;

(ix)              the information in the Registration Statement, the General Disclosure Package and the Prospectus under “Taxation — Material U.S. Federal Income Tax Consequences,” to the extent that it purports to describe matters of United States federal tax law and regulations or legal conclusions with respect thereto, fairly summarize the matters described therein in all material respects;

(x)                based upon our review of those state laws of the State of New York and those federal laws of the United States of America which, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Deposit Agreement, but excluding federal or state securities or blue sky laws (including, without limitation, the 1933 Act, the 1934 Act or the 1940 Act, or antifraud laws or, in each case, any rules or regulations thereunder) or the rules of FINRA (“United States Applicable Laws”), no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal or New York State governmental body or agency is necessary or required to be obtained by the Company in connection with the performance by the Company of its obligations under the Underwriting Agreement and the Deposit Agreement;

(xi)              the execution, delivery and performance of the Underwriting Agreement and the Deposit Agreement and the consummation of the transactions contemplated in the Underwriting Agreement, the Deposit Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the ADSs) and compliance by the Company with its obligations under the Underwriting Agreement and the Deposit Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xvi) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument filed as an exhibit to the Registration Statement and governed by United States federal or New York State law (except (i) that we do not express any opinion as to any breach of or default under any financial covenant, any provision requiring a mathematical, accounting or financial computation or determination and (ii) for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect), nor will such action result in any violation of the provisions of any United States Applicable Laws;

A-1-2

(xii)            to our knowledge, after inquiry of officers of the Company and based solely on such inquiry, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act;

(xiii)          under the laws of the State of New York relating to the submission to jurisdiction and assuming the validity of such action under English law, the Company, pursuant to Section 16 of the Underwriting Agreement and Section 7.6 of the Deposit Agreement has (i) validly and irrevocably submitted to the personal jurisdiction of the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”) in any action arising out of or related to the Underwriting Agreement or the Deposit Agreement, (ii) to the fullest extent permitted by law, validly and irrevocably waived any objection to the venue of a proceeding in any of the Specified Courts, and (iii) to the fullest extent permitted by law, has validly and irrevocably designated and appointed Adaptimmune LLC as its authorized agent for service of process pursuant to Section 17 of the Underwriting Agreement and Section 7.6 of the Deposit Agreement; and service of process effected in the manner set forth in Section 17 of the Underwriting Agreement and Section 7.6 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company in any such action; and

(xiv)          the Company is not required, and upon the issuance and sale of the ADSs as contemplated by the Underwriting Agreement and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the 1940 Act.

In addition, each of the Registration Statement and the F-6 Registration Statements has been declared effective by the Commission under the 1933 Act and the 1933 Act Regulations; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement, the F-6 Registration Statements or any Rule 462(b) Registration Statement has been issued under the 1933 Act or any order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission or any other Governmental Entity.

Subject to the foregoing, we confirm to you that, and in the course of performing the services referred to above, nothing came to our attention that caused us to believe that:

A-1-3

1.	the Registration Statement, or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

2.	the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

3.	the Prospectus, as of its date or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

A-1-4

Exhibit A-2

FORM OF OPINION OF COMPANY’S UK COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

4.	OPINIONS

4.1	General statements regarding opinions

(a)	Basis: the opinions set out in the remainder of this paragraph 4 are given on the basis of the examination and enquiries referred to in paragraph 2 (Examination and enquiries) and the assumptions made in paragraph 3 (Assumptions) and subject to the qualifications set out in paragraph 5 (Qualifications).

(b)	No extension: this opinion is strictly limited to the matters expressly stated in the remainder of this paragraph 4 and is not to be construed as extending by implication to any other matter.

4.2	Status

(a)	Incorporation: each of Adaptimmune and the Company is a limited liability company duly incorporated under the laws of England and Wales.

(b)	Status: the relevant Company Search and Good Standing Certificate indicate that each of Adaptimmune and the Company is validly existing and of good standing in England and Wales and do not reveal any order or resolution for its winding up or any notice of the appointment of a receiver, administrative receiver or administrator in respect of it or any of its assets. The Central Registry Enquiries do not reveal that any petition for its winding-up has been presented, that any application for its administration has been made or that any notice of appointment, or of intention to appoint an administrator, has been filed.

(c)	Definitions: for the purpose of this paragraph 4.2:

(i)	"duly incorporated" in relation to each of Adaptimmune and the Company means that the requirements of the Companies Acts in force at the date of incorporation of Adaptimmune or the Company (as applicable) in respect of registration and all matters precedent and incidental to it have been complied with by it and that it is authorised to be registered and is duly registered under those Acts; and

(ii)	"validly existing and of good standing" in relation to each of Adaptimmune and the Company means Adaptimmune or the Company (as applicable) is subsisting at the date of this opinion and has not been struck off the register kept by the Registrar of Companies, dissolved or ceased to exist by reason of any merger, consolidation or limitation on the duration of its existence.

A-2-1

4.3	Corporate capacity

(a)	The Company has the corporate capacity to enter into and deliver each Document and to exercise its rights and perform its obligations under the Documents and has taken all necessary corporate action to authorise the execution and delivery of, and the exercise of its rights and performance of its obligations under, the Documents.

(b)	The objects of the Company are unrestricted and do not restrict the Company's activities.

4.4	Due execution

The Company has duly executed each Document.

4.5	Non-violation and approvals

Based on our review of those laws and regulations which are normally applicable to transactions of the type contemplated by the Documents:

(a)	the execution and delivery by the Company of each Document, and the performance by the Company of its obligations under each Document, do not and will not conflict with, result in any breach of or constitute a default under its memorandum or articles of association or regulation having the force of law in England applicable to it; and

(b)	no consent, licence, approval, authorisation, declaration, registration, filing or recording from or with any court or governmental or regulatory authority or body in England is required in relation to the execution and delivery of the Documents by the Company or the exercise of the Company's rights or the performance of its obligations under the Documents (including the issue of the New Shares), or is necessary to ensure the legality, validity, enforceability or admissibility in evidence in England of the Documents, except:

(i)	those approvals and other matters contemplated in the Documents; and

(ii)	the filings referred to in paragraph 3.10 (Companies House filings), provided that such filings are not required to ensure the legality, validity, enforceability or admissibility in evidence in England of the Documents.

4.6	Issued share capital

(a)	The copy of the extract of the register of members of the Company attached to the Officer's Certificate indicates that the issued share capital of the Company as at [●] 2020 comprised [●] ordinary shares of £0.001 each. The latest return of allotment of shares filed with the Registrar of Companies on 14 January 2020 indicates that all shares in issue on 14 January 2020 (i.e. 632,142,026 ordinary shares of £0.001 each) are fully paid such that members have paid all amounts on account of the nominal value and share premium in respect of such shares.

(b)	The 632,142,026 ordinary shares of £0.001 each in the issued share capital of the Company conform to the description of the Ordinary Shares under the heading "Description of Share Capital - Key Provisions of Our Articles of Association Shares and Rights Attaching to Them" in the Prospectus.

A-2-2

(c)	The liability of each member of the Company (in its capacity as a member) is limited to the amount, if any, unpaid on the shares held by it, and in the event of a winding up of the Company no contribution to the Company's assets is required from that member (in its capacity as member) exceeding the amount, if any, unpaid on the shares in respect of which that member is liable as a past or present member. The foregoing is without prejudice to any contribution of the type contemplated pursuant to s74(2)(e) (restrictions on liability of members under policies of insurance, etc.), s74(2)(f) (sums due to members by way of dividends, profits or otherwise) or s76 (payments out of capital in respect of redemption or purchase of shares) Insolvency Act 1986.

4.7	Authorisation to allot the New Shares

(a)	To the extent required under the Companies Act 2006, the directors of the Company have been duly and validly authorised to allot the New Shares and empowered pursuant to s570(1) Companies Act 2006 to allot the New Shares as if s561(1) of that Act did not apply to that allotment.

(b)	Upon receipt by the Company of the issue and sale proceeds of the Initial Securities [and the [●] Option Securities], and the names of the holder(s) of the New Shares being entered in the register of members of the Company in respect of those New Shares, those New Shares will:

(i)	be validly allotted, issued and fully paid such that the member(s) will have paid all amounts on account of the nominal value and share premium in respect of such shares; and

(ii)	conform to the description of the Ordinary Shares under the heading "Description of Share Capital - Key Provisions of Our Articles of Association Shares and Rights Attaching to Them" in the Prospectus.

(c)	The statements made in the Prospectus under the heading "Description of Share Capital - Key Provisions of Our Articles of Association" and in the third paragraph under the heading "Service of Process and Enforcement of Judgments" are accurate statements, it being recognised that such statements are a summary only and not exhaustive.

(d)	The directors of the Company have approved the issue of [●] ADSs representing [●] New Shares.

4.8	Choice of law

The choice of the laws of the State of New York as the governing law of each Document would be recognised and upheld by the English courts as a valid choice of governing law for that Document.

4.9	Submission to jurisdiction

The submission by the Company in:

(a)	the Underwriting Agreement to the jurisdiction of the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or the courts of the State of New York located in the City and County of New York, Borough of Manhattan; and

(b)	the Deposit Agreement to the jurisdiction of the federal or state courts in the City of New York,

to settle any disputes arising out of the relevant Document will, to the extent relevant in determining questions of jurisdiction, be recognised by the English courts as a valid submission.

A-2-3

4.10	Stamp duty

No stamp duty or stamp duty reserve tax is required to be paid in England on the execution and delivery of any Document, or on the issuance of the New Shares, or on the issuance and delivery of the Securities to the Underwriters in accordance with the terms of the Documents or on the initial sale by the Underwriters of the Securities to purchasers thereof in accordance with the terms of the Documents and the Prospectus Supplement, or to ensure the enforceability or admissibility in evidence in England of any Document.

4.11	Enforcement of foreign judgments

The English courts will enforce by separate action a final and conclusive money judgment entered against the Company by way of enforcement of each Document in a court of competent jurisdiction in the State of New York, provided that the judgment satisfies the conditions set out in paragraph 5.7 (Enforcement of foreign judgments qualification).

A-2-4

Exhibit A-3

FORM OF OPINION OF US INTELLECTUAL PROPERTY COUNSEL FOR THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.	To our knowledge, nothing has come to our attention causing us to believe that the statements relating to any intellectual property rights owned by or exclusively licensed to the Company or its subsidiaries, or relating to other intellectual property rights owned by third parties included in the Registration Statement, the General Disclosure Package and the Prospectus contain any untrue statement of material fact or fail to state any material fact necessary to make the statements therein not misleading.

2.	To our knowledge, the Company or one of its subsidiaries owns, jointly owns, or has a valid license to use all Intellectual Property currently employed by the Company in connection with the business as currently conducted, as described in the Registration Statement, the General Disclosure Package, and the Prospectus.

3.	To our knowledge, except as described in the Registration Statement, the General Disclosure Package, and the Prospectus, we are not aware of any third party intellectual property rights that, in our opinion, are valid and enforceable and are necessary for purposes of the manufacture, use, or sale of the Company’s currently proposed products as described in the Registration Statement, the General Disclosure Package and the Prospectus.

4.	Except as described in the Registration Statement, the General Disclosure Package, and the Prospectus, to our knowledge, neither the Company nor its subsidiaries has received any communication or notice alleging any act of infringement, misappropriation, or other conflict by the Company or any of its subsidiaries with any intellectual property rights of any third party.

5.	To our knowledge, there are no facts or circumstances, apart from such facts or circumstances raised during prosecution of the Intellectual Property, that form a basis for any legal or governmental entity to make a finding of unenforceability or invalidity of any of the Intellectual Property rights of the Company or its subsidiaries.

6.	Except as described in the Registration Statement, the General Disclosure Package, and the Prospectus, or otherwise previously disclosed or made available to the Representative, to our knowledge, there is no pending or threatened action, suit, proceeding, or claim by any governmental authority or other third person party challenging the validity, scope, use, ownership, enforceability, or other rights of the Company or its subsidiaries in or to any Intellectual Property.

7.	To our knowledge, no relevant noncumulative prior art that is material to the examination by the USPTO of any patent application or issued patent, of which we became aware during the pendency of the respective patent application or prosecution of the respective issued patent, was intentionally not disclosed by the Company or its subsidiaries to the USPTO during such pendency or prosecution. To our knowledge, the Company and its subsidiaries have complied with the USPTO’s duty of candor and disclosure for the Intellectual Property applications of the Company and its subsidiaries and have made no material misrepresentation in the Intellectual Property applications of the Company or its subsidiaries.

A-3-1

Exhibit A-4

FORM OF OPINION OF REGULATORY COUNSEL FOR THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 5(b)

Based on, subject to, and limited by the foregoing, we are of the opinion that:

(i)       Insofar as the statements in the Designated Regulatory Provisions purport to describe or summarize applicable provisions of the Food and Drug Laws, such statements are accurate in all material respects, subject to any qualifications set forth therein; and

    (ii)       Nothing has come to our attention which causes us to believe that the Designated Regulatory Provisions, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit B

_______________, 2020

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

as Representative of the several
Underwriters to be named in the
within-mentioned Underwriting Agreement

Re:      Proposed Public Offering by Adaptimmune Therapeutics plc

Dear Sirs:

The undersigned director and/or officer of Adaptimmune Therapeutics plc, a public limited company organized under the laws of England and Wales (the “Company”), understands that Cowen and Company, LLC, as representative (the “Representative”) of the several underwriters (the “Underwriters”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Offering”) of American Depositary Shares (“ADSs”), each representing six ordinary shares, par value of £0.001 per share (the “Ordinary Shares”).

In recognition of the benefit that such an offering will confer upon the undersigned as a director and/or executive officer of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of the Representative, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs, Ordinary Shares or any securities convertible into or exercisable or exchangeable for or representing ADSs or Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-up Securities, whether any such swap or transaction is to be settled by delivery of ADSs or Ordinary Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-up Securities without the prior written consent of the Representative, provided that (1) the Representative receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

i.	as a bona fide gift or gifts, including without limitation to a charitable organization; or

ii.	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

iii.	to the undersigned’s affiliates (as defined in Rule 405 promulgated under the Securities Act) or to any investment fund or other entity controlled or managed by the undersigned; or

iv.	any sale or transfer with the prior written consent of the Representative; or

v.	the transfer of ADSs or Ordinary Shares (or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the ADSs and/or Ordinary Shares involving a Change of Control (as defined below) of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of ADSs and/or Ordinary Shares or such other securities in connection with any such transaction, or vote any securities in favor of any such transaction) provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the ADSs and/or Ordinary Shares owned by the undersigned shall remain subject to the restrictions contained in this agreement.

Notwithstanding the foregoing, the restrictions above shall not prohibit the transfer or disposition of ADSs or Ordinary Shares acquired by the undersigned in open market transactions, provided that no public announcement or filing under Section 16(a) of the Exchange Act in connection with such transfer or disposition shall be required of or voluntarily made by or on behalf of the undersigned or the Company (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above).

Notwithstanding the foregoing, the restrictions above shall not prohibit the establishment of a trading plan or agreement with a broker designed to comply with Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”) for the transfer of ADSs or Ordinary Shares or securities representing ADSs or Ordinary Shares, provided that such plan does not provide for the transfer of ADSs or Ordinary Shares or securities representing ADSs or Ordinary Shares during the lock-up period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company.

For purposes of clause (v) above, “Change of Control” shall mean the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of the Company.

This agreement shall terminate and be of no further force and effect if the Offering shall not have occurred on or before the earliest of (i) the date, prior to the execution of the Underwriting Agreement, on which the Company informs the Representative in writing that the Company has determined not to proceed with the Offering, (ii) the date, prior to the execution of the Underwriting Agreement, on which the Representative informs the Company in writing that the Representative has determined not to proceed with the Offering, (iii) if the Underwriting Agreement has not been executed by March 31, 2020.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any ADSs or Ordinary Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned also agrees and consents to the entry of stop transfer instructions with the transfer agent and registrar of the Company against the transfer of the Lock-up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name: